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                                                                EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 300,000 shares of its common stock pertaining to the Stock Option Agreement between Michaels Stores, Inc. and R. Michael Rouleau of our report dated March 12, 1997, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP
                                     ----------------------------------------
                                     Ernst & Young LLP

Dallas, Texas
June 12, 1997